Exhibit 10.2

EXECUTION COPY

AMENDMENT NO. 3 AND CONSENT TO REVOLVING CREDIT AGREEMENT

AMENDMENT AND CONSENT (this “Amendment”), dated as of August 22, 2007, among FH PARTNERS LLC, a Texas limited liability company (the “Borrower”), the financial institutions which are parties to the Agreement hereinafter referred to (each a “Lender” and collectively, the “Lenders”), and BANK OF SCOTLAND, as agent for the Lenders (in such capacity, the “Agent”) under the Revolving Credit Agreement, dated as of August 26, 2005, among the Borrower, the Lenders and the Agent (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that certain amendments set forth herein be made to the Agreement;

WHEREAS, subject to the terms and conditions contained below, the Agent and the Lenders are willing to so amend the Agreement;

NOW, THEREFORE, it is agreed:

1.  Definitions.  All terms used herein which are defined in the Agreement (including, to the extent any such terms are to be added or amended by this Amendment, as if such terms were already added or amended by this Amendment, unless the context shall otherwise indicate) shall have the same meanings when used herein unless otherwise defined herein.  All references to Sections in this Amendment shall be deemed references to Sections in the Agreement unless otherwise specified.

2.  Effect of Amendment.  As used in the Agreement (including all Exhibits thereto), the Notes and the other Loan Documents and all other instruments and documents executed in connection with any of the foregoing, on and subsequent to the Amendment Closing Date (as hereinafter defined), any reference to the Agreement shall mean the Agreement as amended hereby.

3.  Amendments.  The Agreement is hereby amended as follows:

(a)           Annex I. Annex I to the Agreement is amended as follows:

(i)            by adding the following new definition of “Amendment Closing Date” in appropriate alphabetical order therein:

“Amendment Closing Date” shall mean August 22, 2007.

(ii)           by adding the following new definition of “Cumulative Original Projected Collections” in appropriate alphabetical order therein:

“Cumulative Original Projected Collections” shall mean an amount equal to the sum of all anticipated future collections on all Assets described in Final NPV Pool Certificates delivered in connection with Asset Pools acquired on or after January 1, 2004, as projected at the time of the delivery of, and as set forth in, all such Final NPV Pool Certificates.

(iii)          by adding the following new definition of “Cumulative Current Recovered and Projected Collections” in appropriate alphabetical order therein:

“Cumulative Current Recovered and Projected Collections” shall mean, at any date of determination, an amount equal to the sum of (x) the aggregate amount of all cash previously collected on Assets described in Final NPV Pool Certificates delivered in connection with Asset Pools acquired on or after January 1, 2004, plus (y) all reasonably anticipated future collections on such Assets.

(iv)          by restating in its entirety the definition of “Total Loan Commitment” therein to read as follows:

“Total Loan Commitment” shall mean the sum of the Loan Commitments of all of the Lenders, as from time to time reduced pursuant to Section 2.6, which as of the Amendment Closing Date shall be $100,000,000.

(v)           by restating in its entirety the definition of “Maturity Date” therein to read as follows:

“Maturity Date” shall mean November 12, 2010.

(b)           Section 2.1(b).  The last sentence of Section 2.1(b) of the Agreement is amended and restated in its entirety to read as follows:

Loans made from time to time after the Effective Date shall be used by Borrower solely for the acquisition of one of more Eligible Asset Pools, or if requested by Borrower in the Notice of Borrowing for such Loans, to pay any fee (including the Utilization Fee) in respect of such Loans or for any other purpose approved in advance in writing by the Agent.

(c)           Section 4.2.  Section 4.2 of the Agreement is amended and restated in its entirety to read as follows:

Section 4.2.  Utilization Fee.  Borrower agrees to pay to Agent, for the ratable account of each Lender (based upon the percentage that such Lender’s Loan Commitment represents of the Total Loan Commitment) a utilization fee equal to .50% of the amount of each Loan made, such fee to be due and payable on each date on which a Loan is made (each such fee, a “Utilization Fee”); provided,  however, in no event shall the aggregate amount of Utilization Fees payable after the Amendment Closing Date during the term of this Agreement exceed $375,000.

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(d)           Section 4.3.  Section 4.3 of the Agreement is amended and restated in its entirety to read as follow:

Section 4.3.            Upfront Fee.  Borrower agrees to pay to Agent, for the ratable account of each Lender (based upon the percentage that each Lender’s Loan Commitment represents of the Total Loan Commitment) an upfront fee (the “Upfront Fee”) in the amount of $350,000, which fee shall be due and payable in full on the Effective Date, and in the amount of $350,000, which fee shall be due and payable in full on the Amendment Closing Date.

(e)           Section 8.  Section 8 is amended by adding the following new Subsection 8.23 to read in its entirety as follows:

8.23.  LTV Ratio.  Borrower shall not permit at any time an LTV Ratio as to any Asset Pool to exceed 70% and not permit at any time the aggregate LTV Ratio as to all Asset Pools to exceed 65%.

(f)            Section 8A(a)(iii).  Section 8A(a)(iii) is amended and restated in its entirety to read as follows:

(iii) maintain a Tangible Net Worth equal to or greater than $85,000,000 on the last day of each fiscal quarter.

(g)           Section 8A(a).  Section 8A(a) is amended by adding the following new clause (iv) to subsection (a) therein, immediately following clause (iii) therein:

(iv) maintain a ratio of Cumulative Current Recovered and Projected Collections to Cumulative Original Projected Collections, of not less than 0.90 to 1.00.

4.  Consent.  The Borrower has advised the Agent that FirstCity Mexico, SA de CV and certain affiliates have been requested to indemnify KPMG Cardenas Dosal, S.C. in connection with its provision of services relating to transfer pricing matters, such indemnity to be in the form of Exhibit 1 hereto (the “Indemnity”).  The issuance of the Indemnity is prohibited by the Agreement.

In reliance upon the representations, warranties, and agreements set forth herein, the Agent hereby consents to the execution and delivery of the Indemnity.

Agent consents to the filing of the amendment to Certificate of Formation on July 30, 2007, to change of the name of FH Partners Investments LLC to FH Partners LLC.

5.  Representations.  In order to induce the Agent and the Lenders to execute this Amendment, the Borrower hereby represents, warrants and covenants to the Agent and the Lenders as of the date hereof and (if different) as of the Amendment Closing Date (which representations, warranties and covenants shall survive the execution, delivery and effectiveness of this Amendment) as follows:

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(a)           No Default or Event of Default exists.

(b)           Each representation and warranty made by Borrower and each other Loan Party in the Loan Documents is true and correct.

(c)           The execution and delivery of this Amendment by the Borrower and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action.

(d)           This Amendment is the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(e)           No Material Adverse Change has occurred since June 30, 2007.

6.  Effectiveness.  This Amendment shall become effective when each of the following conditions have been fulfilled to the satisfaction of the Agent (or waived by the Agent).

(a)           Signed Copies.  The Borrower, the Lenders and the Agent shall have executed a copy hereof and delivered the same to the Agent at 565 Fifth Avenue, New York, New York 10017 (Attention:  Joseph Fratus) or such other place directed by the Agent.

(b)           Guarantor’s Consent.  Each Guarantor shall have executed a confirming consent, substantially in the form attached hereto as Annex A or otherwise satisfactory to the Agent (a “Confirming Consent”), and delivered the same to the Agent at 565 Fifth Avenue, New York, New York 10017 (Attention:  Joseph Fratus) or such other place directed by the Agent.

(c)           No Defaults.  No Default or Event of Default shall exist.

(d)           Accuracy of Representations.  Each representation and warranty made by the Borrower and each other Loan Party in the Agreement and the other Loan Documents shall be true and correct in all material respects as of the Amendment Closing Date with the same effect as though made at and as of such date (except for those that specifically speak as of a prior date).

(e)           Audited Financials.  The Borrower shall have delivered a copy of its audited Financial Statements for the year ended December 31, 2006 to the Agent at 565 Fifth Avenue, New York, New York 10017 (Attention:  Joseph Fratus) or such other place directed by the Agent.

(f)            Extension Fee.  Borrower shall have paid to Agent, for the ratable account of each Lender (based upon the percentage that each Lender’s Loan Commitment represents of the Total Loan Commitment) an extension fee in the amount of $125,000. .

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7.  Limited Nature of Amendments.  The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent by the Agent or the Lenders to any waiver of, or modification of, any other term or condition of the Agreement, or any of the documents referred to in any of the foregoing or (b) prejudice any right or rights which any of the Lenders or the Agent may now have or may have in the future under or in connection with the Agreement, or any of the documents referred to in any of the foregoing.  Except as expressly amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

8.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

9.  Jurisdiction, Waiver of Jury Trial.  THE BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AMENDMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK CITY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE AGENT OR ANY LENDER MAY ELECT, and, by execution and delivery hereof, the Borrower accepts and consents for itself and in respect to its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, unless waived in writing by the Agent and the Majority Lenders.  EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER, ANY AFFILIATE OF THE BORROWER, THE AGENT OR ANY LENDER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDER ENTERING INTO THIS AMENDMENT.

10.  Headings.  The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

11.  Writings Only.  BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT NO TERM OR PROVISION OF THE AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE CHANGED, WAIVED, SUPPLEMENTED OR OTHERWISE MODIFIED VERBALLY, BUT ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE RELEVANT PARTIES, AS FURTHER PROVIDED IN SECTION 12.2 OF THE CREDIT AGREEMENT.

12.  Counterparts.  This Amendment may be executed in any number of counterparts, and by the different parties on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which together shall

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constitute one and the same agreement.  Telecopied signatures hereto and to the Confirming Consent shall be of the same force and effect as an original of a manually signed copy.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers.

BANK OF SCOTLAND,
Individually and as Agent

By
Name:
Title:

FH PARTNERS LLC

By
Name:
Title:

[Signature Page to Amendment No. 3 to Revolving Credit Agreement]

Annex A

CONFIRMING CONSENT

Reference is hereby made to the foregoing Amendment dated as of August 22, 2007 (the “Amendment”) to the Revolving Credit Agreement dated as of August 26, 2005 among the Borrower, the Lenders and the Agent; said agreement, as amended and modified by the Amendment and from time to time hereafter further amended or otherwise modified, the “Amended Agreement”.

Each Guarantor hereby consents to the terms and provisions of the Amendment and confirms and acknowledges that:

(a)  its obligations under the Loan Documents to which it is a party remain in full force and effect and the terms “Obligations” and “Secured Obligations” used in such Loan Documents include all Obligations of the Borrower under the Amended Agreement; and

(b)  its consent and acknowledgement hereunder is not required under the terms of such Loan Documents and any failure to obtain its consent or acknowledgment to any subsequent amendment to the Agreement or the Amended Agreement or any of the other Loan Documents will not affect the validity of its obligations under the aforesaid Loan Documents or any other Loan Document, and this consent and acknowledgement is being delivered for purposes of form only.

Capitalized terms used herein and not otherwise defined have the same meanings as in the Amended Agreement.  This Consent is dated as of the Amendment Closing Date (as defined in the Amendment).

FIRSTCITY FINANCIAL CORPORATION

By:
Name: James C. Holmes
Title: Executive Vice President

FIRSTCITY COMMERCIAL CORPORATION

By:
Name: James C. Holmes
Title: Executive Vice President

FIRSTCITY EUROPE CORPORATION

By:
Name: James C. Holmes
Title: Executive Vice President

FIRSTCITY HOLDINGS CORPORATION

By:
Name: James C. Holmes
Title: Executive Vice President

FIRSTCITY INTERNATIONAL CORPORATION

By:
Name: James C. Holmes
Title: Executive Vice President

FIRSTCITY MEXICO, INC.

By:
Name: James C. Holmes
Title: Executive Vice President

FIRSTCITY SERVICING CORPORATION

By:
Name: James C. Holmes
Title: Executive Vice President

EXHIBIT 1

KPMG INDEMNITY

June 5, 2007

Private

C.P.A. Enrique Moran

FirstCity Mexico, S.A. de C.V.

Francisco de Quevedo 117, Piso 2

Col. Arcos Vallarta 44130

Guadalajara, Jalisco

Dear Enrique:

We are pleased to submit our proposal for professional services regarding transfer pricing to Administracion de Carteras Empresariales S. de R.L. de C.V., Administracion de Carteras Nacionales S. de R.L. de C.V., Administracion de Carteras Nacionales II S. de R.L. de C.V., Cartera en Administracion y Cobranza S. de R.L. de C.V., Cobranza Internacional de Carteras S. de R.L. de C.V., Cobranza Nacional de Carteras S. de R.L. de C.V. FirstCity Mexico S.A. de C.V., Integracion de Activos Mexicanos S. de R.L. de C.V., Notmex, S.A. de C.V. SOFOM ENR, Recuperacion de Activos Mexicanos S. de R.L. de C.V., Recuperacion de Carteras Mexicanas S. de R.L. de C.V., Residencial Oeste S. de R.L. de C.V., Residencial Oeste 2 S. de R.L. de C.V., Solucion de Activos Comerciales S. de R.L. de C.V., Solucion de Activos Residenciales S. de R.L. de C.V., Solucion de Creditos Comerciales S. de R.L. de C.V. and Servicios Efectivos de Recuperacion S.A. de C.V. (hereinafter referred to as “The Companies”). By this mean we confirm the terms and conditions of the agreement that KPMG Cardenas Dosal, S.C. (hereinafter “KPMG”), will perform to assist The Companies to comply with their transfer pricing obligations regarding the transactions performed by The Companies with its foreign based related parties; and the opinion letters regarding the transactions performed in Mexico between The Companies during fiscal year 2006.

I. Background

It is our understanding that The Companies is a group of Mexican entities primarily engaged in the recovery of overdue loans. It is also our understanding that The Companies performed the following transactions with foreign and Mexican related parties, during fiscal year 2006:

Company	Main Activity	Operations with foreign and Mexican related parties
Integracion de Activos Mexicanos S. de R.L. de C.V.	Recovery of overdue loans.	• Financing*. • Payment of administrative services.

Servicios Efectivos de Recuperacion S.A. de C.V.	Rendering of administrative services	a Payment of commissions*. • Rendering of administrative services. a Payment of technical assistance.

Recuperacion de Activos Mexicanos S. de R.L. de C.V.	Recovery of overdue loans.	• Financing*. • Payment of administrative services.

Firstcity Mexico S.A. de C.V.	Rendering of administrative services	a Financing*. a Rendering of administrative services. a Payment of technical assistance.

Solucion de Activos Comerciales S. de R.L. de C.V.	Recovery of overdue loans.	a Financing*. a Payment of administrative services.

Solucion de Activos Residenciales S. de R.L. de C.V.	Recovery of overdue loans.	a Financing*.

Notmex, S.A. de C.V. SOFOM ENR	Finance Society of Multiple Object.	a Financing*.

*Transaction performed with foreign based related parties.

On the other side, it is also our understanding that The Companies performed the following transactions only with Mexican related parties, during fiscal year 2006:

Company	Main Activity	Operations with Mexican related parties
Administracion de Carteras Nacionales S. de R.L. de C.V.	Recovery of overdue loans.	• Payment of administrative services.

Administracion de Carteras Nacionales II S. de R.L. de C.V.	Recovery of overdue loans	• Payment of administrative services.

Administracion de Carteras Empresariales S. de R.L. de C.V.	Recovery of overdue loans	• Payment of administrative services.

Cobranza Internacional de Carteras S. de R.L. de C.V.	Recovery of overdue loans	• Payment of administrative services.

Cobranza Nacional de Carteras S. de R.L. de C.V.	Recovery of overdue loans	• Payment of administrative services.

Recuperacion de Carteras Mexicanas S. de R.L. de C.V.	Recovery of overdue loans	• Payment of administrative services.

Residencial Oeste S. de R.L. de C.V.	Recovery of overdue loans	• Payment of administrative services.

Cartera en Administracion y Cobranza S. de R.L. de C.V.	Recovery of overdue loans	• Payment of administrative services.

Solucion de Creditos Comerciales S. de R.L. de C.V.	Recovery of overdue loans	• Payment of administrative services.

Residencial Oeste 2 S. de R.L. de C.V.	Recovery of overdue loans	• Payment of administrative services.

Due to the previously mentioned, the intercompany transactions by which it is required to know if they comply with transfer pricing regulations are the following:

•        Financing,

•        Rendering of administrative services,

•        Payment of commissions, and

•        Payment of technical assistance.

II. Scope of Engagement

Our work will be performed based on the information provided by you and we will not issue any opinion regarding the reasonability of the figures involved, every time that the procedures to apply do not constitute an audit of the financial statements or the information provided to us in order to fulfill our work.

The purpose of our work will be to assist The Companies to fulfill its transfer pricing documentation obligations, and to evaluate if the prices, amounts of compensation or profit margins of the transactions performed by The Companies with its foreign related parties are similar those which would have been agreed between independent parties in comparable transactions, according to Articles 86-XII and 215 of the Mexican Income Tax Law (MITL), during fiscal year 2006, and to determine if the prices, amounts of compensation or profit margins of the transactions performed by The Companies with its Mexican related parties, are similar to those which would have been agreed between independent parties in comparable transactions, according to Article 86-XV of the MITL.

This proposal covers only the elaboration of the transfer pricing analysis for the transactions performed with the related parties mentioned in the Background section, and does not include the filing for an advanced pricing agreement with the tax authorities, in order to obtain a transfer pricing ruling. In such case, a request for an advanced pricing agreement would be evaluated once the transfer pricing study is concluded.

According to Article 86-XII of the MITL for fiscal year 2006, the transfer pricing analysis with respect to the transactions carried out with foreign related parties, must be performed for each type of transaction (sales, purchases, services, among others). Also, the informative tax return regarding transactions with foreign related parties requires that the information of these transactions be filed per type of transaction. Therefore, in order to support the information that will be filed in the informative tax return for fiscal year 2006, as well as to fulfill the applicable tax provisions for said fiscal year, our work will consist of analyzing separately each type of transaction performed by The Companies with its foreign related parties, during fiscal year 2006. The transfer pricing analysis of the transactions performed between The Companies and its Mexican related parties will be performed on the same basis.

We will keep in strict confidentiality any documentation and information that may be furnished to us in order to perform our work, as well as the results obtained in the analysis. No information will be disclosed to any other party unless it is specifically requested by The Companies.

The scope of our work will be limited to prepare a transfer pricing studies for fiscal year 2006, which will include the transactions carried out by The Companies with its foreign related parties, mentioned in the Background section, and to determine if the prices, amounts of compensation or profit margins of these transactions are similar to those which would be agreed between independent parties in comparable transactions. At the end, we will provide you with a report that will consist of the following:

Section I:     Introduction

Section II: Business Overview

Section III: Transactions with Foreign Related Parties

Section IV: Economic Analysis

Section V: Conclusions

Section VI: Appendixes

Likewise, regarding the transactions performed with the Mexican related parties mentioned in the Background section of this proposal, we will provide opinion letters containing the following:

Section I:     Introduction

Section II: Business Overview

Section III: Analysis and Results

Section IV: Conclusions

III. Work Plan

We anticipate that the project will take approximately twelve weeks to carry out and deliver the transfer pricing report for fiscal year 2006, once we have all the information required to perform our work. This timetable depends on a timely support from The Companies’ personnel to our information requirements, as well as on the quality of such information. During the elaboration of the project, we will make our best effort to deliver it on the time stipulated in this engagement letter. Unanticipated events may require some modification of the timetable as well as of our fees. We will notify you of these events as soon as they arise.

Startup of the project will be scheduled once we receive a signed copy with your approval of our proposal.

Our work will be performed according to the following stages:

Information requirement: An information requirement will be submitted to The Companies’ personnel in order to obtain the information necessary to start the transfer pricing studies.

Data gathering: A meeting with The Companies’ personnel will be carried out in order to gather and to review the information required in the previous stage.

Functional analysis/Background: With the information obtained, we will carry out the functional analysis of The Companies, which consists of a detailed description of its functions and transactions with its foreign related parties. Regarding the opinion letters, we will prepare a description of the intercompany transactions performed with Mexican related parties.

Transfer pricing methodology: We will apply the best transfer pricing methodology for each type of transaction performed with related parties, including the comparable companies search, the economic adjustments that may apply and the results.

Transfer pricing report and opinion letter: We will prepare the drafts for discussion purposes of the report and the opinion letters, which will contain the functional analysis, the economic analysis, the results and our conclusions, as well as the appendixes, which support the work performed.

Draft review: We will deliver the drafts for discussion purposes, for your review and comments. If necessary, we will schedule a meeting to go over the work performed, as well as the results obtained.

Final version: Once The Companies has reviewed the drafts and provided us its comments, we will prepare and deliver the final versions of the transfer pricing reports, and the opinion letters.

As a result of our work we will issue opinions which will be based on the current applicable Mexican regulations in force. Such regulations may be modified or abrogated at any moment. As a result, such changes may affect the future validity of our conclusions, which would be updated in the event that The Companies requests it from us, causing additional fees. Our comments will not constitute a resolution of mandatory application. Thus, third parties may not agree with them.

IV.      Staffing

The success of our transfer pricing projects is attributable to the team work of our specialized staff. KPMG has a professional team with experience in serving the needs of corporations with respect to transfer pricing. In this analysis we will incorporate economical and fiscal issues with transfer pricing applications. The successful synergy of these two perspectives is our signature and what we believe makes us different from our competitors.

Our project team will consist of myself, Partner of the Tax Practice, Jose Casas, Transfer Pricing Partner, Alma Gutierrez, Transfer Pricing Manager, as well as members from our staff specialized in this area. I will be responsible for the project, while Alma Gutierrez will direct the project on a day-to-day basis.

V.       Fees

Our professional fees for the transfer pricing report and opinion letter of 2006 will be of $30,000 US dollars, plus Value Added Tax (“VAT”). We will require a 60% advanced payment at the beginning of our work, 20% will be invoiced the following month and the rest will be required once we deliver the draft for discussion purposes. Any out-of-pocket expenses will be charged separately, previous authorization of The Companies before incurring them.

Our fees are based on the degree of responsibility and skills involved and the time necessary to conduct the work. Circumstances encountered during the rendering of our services that warrant additional time and expense may cause us to be unable to deliver them within the time and amount listed above. We will notify you of any circumstances as they are assessed.

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We are pleased to have the opportunity to submit our proposal of professional services, and express our commitment to deliver a high quality service. If you accept this proposal, we would ask you to sign where indicated and send us a copy for our files.

Our advice is for the sole benefit of The Companies based upon your specific facts and circumstances. It should not be relied upon by others. In the event that a third party takes legal action, resulting from the use or possession of KPMG Cardenas Dosal, S.C.’s advice, The Companies will compensate KPMG Cardenas Dosal, S.C. for such legal action, the derived contingencies and costs.

In connection with this engagement, you agree that the liability to The Companies of KPMG Cardenas Dosal, S.C., (its partners, directors, employees and agents under statute otherwise) for any loss or damage suffered by you arising out of or in connection with our work, however the loss or damage is caused, including our negligence but nor our willful default, shall be limited to the amount of the fees established in this engagement letter.

We are currently carrying out the internal process that our international policies require to document our understanding and evaluation of professional risk for the acceptance of new clients based on information provided to us by the management of The Companies that is being verified by our specialists. We do not anticipate any change derived from this procedure; nevertheless, in the case that some circumstance exists which obliges us to modify our preliminary evaluation of risk and that has some impact in this proposal, and as such, we have to resign from rendering our services, we will promptly contact you.

The Companies authorizes KPMG Cardenas Dosal, S.C. to use electronic mail (e-mail) and other electronic methods to transmit and receive information related to our services mentioned in this proposal letter, including confidential information between KPMG Cardenas Dosal, S.C. and The Companies, and between KPMG Cardenas Dosal, S.C. and entities and external specialists, contracted by KPMG Cardenas Dosal, S.C. or by FirstCity Mexico.

KPMG Cardenas Dosal, S.C. does not assume any responsibility with respect to the loss of information or legal action taken for the loss of confidentiality, related to communication through the Internet.

For the interpretation, execution and fulfillment of this engagement letter, the parties appearing before the courts of Mexico City, the Federal District and to the competent federal authorities under federal laws, and expressly renounce to any other statute that some of the parties have or have come to consider by reason of its present or future residence or by any other reason.

This engagement letter, together with its appendixes, if any, forms the entire agreement and understanding between KPMG Cardenas Dosal, S.C. and The Companies with respect to the subject matter hereof. This engagement letter supersedes all previous arrangements and understandings between the parties with respect to the subject of this engagement letter, which shall cease to have any further force or effect. Any variation to the terms of this proposal letter shall be made in writing and will not be effective unless signed by a partner of KPMG Cardenas Dosal, S.C. and by a duly authorized representative of The Companies.

This engagement letter is subject to the authorization policies of The Companies, as well as to KPMG’s policies of risk evaluation and authorization of service.

If you require further information or clarification, please contact us.

Sincerely,

KPMG Cardenas Dosal, S.C.

Leopoldo Velazquez

Tax Partner

c.c.p.: C.P. Jose Casas	– KPMG
C.P. Luis Enrique Guzman	– KPMG

VI. Approval

I have read and understand the terms and conditions expressed in this engagement letter, and I agree to and accept them.

Administracion de Carteras Empresariales S. de R.L. de C.V. Administracion de Carteras Nacionales S. de R.L. de C.V. Administracion de Carteras Nacionales II S. de R.L. de C.V. Cartera en Administracion y Cobranza S. de R.L. de C.V. Cobranza Internacional de Carteras S. de R.L. de C.V. Cobranza Nacional de Carteras S. de R.L. de C.V.

FirstCity Mexico S.A. de C.V.

Integracion de Activos Mexicanos S. de R.L. de C.V. Notmex, S.A. de C.V. SOFOM ENR

Recuperacion de Activos Mexicanos S. de R.L. de C.V. Recuperacion de Carteras Mexicanas S. de R.L. de C.V. Residencial Oeste S. de R.L. de C.V.

Residencial Oeste 2 S. de R.L. de C.V.

Servicios Efectivos de Recuperacion S.A. de C.V.

Solucion de Activos Comerciales S. de R.L. de C.V. Solucion de Activos Residenciales S. de R.L. de C.V. Solucion de Creditos Comerciales S. de R.L. de C

Name and Signature	Date